                                                                    Exhibit 99.1



PRESS RELEASE - FOR IMMEDIATE RELEASE

CONTACT:  Kenneth R. Howe, Chief Financial Officer
                                             (248) 737-4190

                 AGREE REALTY CORPORATION REPORTS SECOND QUARTER
                             2006 OPERATING RESULTS

SECOND QUARTER 2006 HIGHLIGHTS:

FINANCIAL INFORMATION
      -     Diluted FFO per share of $0.59
      -     $0.49 per share quarterly dividend paid July 13, 2006

      FARMINGTON HILLS, MI (August 1, 2006) - Agree Realty Corporation (NYSE:
ADC) today announced results for the quarter ended June 30, 2006. For the second quarter, funds from operations were $4,953,000 compared with funds from operations in the second quarter of 2005 of $5,015,000. Diluted funds from operations per share were $0.59 per share compared with $0.60 per share for the second quarter of 2005. Net income was $3,462,000, or $0.45 per share on a diluted basis, compared with net income for the second quarter of 2005 of $3,519,000, or $0.46 per share. Total revenues increased 5.6% to $8,167,000, compared with total revenues of $7,737,000 in the second quarter of 2005. A reconciliation of net income to funds from operations is included in the financial table accompanying this press release.

      For the six months ended June 30, 2006, funds from operations were $9,923,000 compared with funds from operations for the six months ended June 30, 2005 of $9,793,000. Diluted funds from operations per share were $1.18 per share compared with $1.20 per share for the six months ended June 30, 2005. Net income was $6,949,000, or $0.89 per share on a diluted basis, compared with net income for the comparable period last year of $6,820,000, or $0.91 per share. Total revenues increased 5.7% to $16,440,000, compared with total revenues of $15,561,000 for the comparable period last year.

FUNDS FROM OPERATIONS

      Management considers Funds from Operations (FFO) to be a useful supplemental measure to evaluate operating performance. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (NAREIT) to mean net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization. FFO should not be considered as an alternative to net income as the primary indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. In addition, our method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly may be different from similarly titled measures reported by other companies.

DIVIDEND

      We paid a cash dividend of $0.49 per share on July 13, 2006 to shareholders of record on June 30, 2006. The dividend is equivalent to an annualized dividend of $1.96 per share and represents a payout ratio of 83.1% of funds from operations for the quarter.

PORTFOLIO RESULTS

      At June 30, 2006, Agree Realty Corporation's total assets were $216,260,000 and our portfolio consisted of 59 properties totaling 3,362,971 million square feet located in 15 states. The portfolio was 98.3% leased at the end of the quarter. For the six month and three month periods ended June 30, 2006 our fully diluted weighted average shares outstanding were 7,660,300 shares and 7,661,478 shares, respectively.

      At June 30, 2006 our construction in progress balance totaled approximately $2,735,000 and we capitalized $35,000 of construction period interest during the second quarter 2006.

LEASE EXPIRATIONS

     The following table shows lease expirations for the next 10 years for our freestanding properties and community shopping centers, assuming that none of the tenants exercise renewal options.

                                    June 30, 2006
                                    --------------
                       Gross Leasable Area      Annualized Base Rent
                       -------------------      --------------------
             Number
Expiration   of Leases  Square    Percent                 Percent
   Year       Expiring   Footage   of Total     Amount     of Total
-------------------------------------------------------------------
2006            3         7,600      .2%      $  63,800        .2%
2007           11        52,200     1.6%        470,670       1.6%

2008           27       313,005     9.5%      1,396,908       4.7%
2009           16       181,590     5.5%        899,114       3.0%

2010           20       331,635    10.0%      2,057,916       6.9%
2011           24       232,521     7.0%      1,608,836       5.4%

2012            4        20,760      .6%        162,793        .5%
2013            1        51,868     1.6%        492,746       1.7%

2014            3       172,958     5.2%        824,206       2.8%
2015           11       730,525    22.1%      5,075,265      17.1%

Thereafter     45     1,212,536    36.7%     16,665,898      56.1%
                 -------------------------------------------------


Total         165     3,307,198   100.0%    $29,718,152     100.0%
              ----------------------------------------------------


ANNUALIZED BASE RENT OF OUR PROPERTIES

The following is a breakdown of base rents in place at June 30, 2006 for each type of retail tenant:

National                      $26,465,043        89%
Regional                        2,182,579         7%
Local                           1,070,530         4%
                                ---------       ----

      Total                   $29,718,152       100%
                              -----------       ----


MAJOR TENANTS

The following is a breakdown of base rents in place at June 30, 2006 for each of our Major Tenants:

Borders (18)                  $ 9,752,295        33%
Walgreen (17)                   6,320,599        21%
Kmart  (12)                     3,847,911        13%
                                ---------       ----

      Total                   $19,920,805        67%
                              -----------       ----

OPERATING PARTNERSHIP UNITS

      As of June 30, 2006 there were 673,547 operating partnership units outstanding.

      Agree Realty Corporation owns, manages and develops properties which are primarily single tenant properties and neighborhood community shopping centers, located in fifteen (15) states and leased to major retail tenants.

      Agree Realty Corporation considers portions of the information contained in this release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Such statements are, by their nature, subject to certain risks and uncertainties. The Company cautions that, as a result of a number of factors, actual results could differ materially from those set forth in this presentation. Other risks, uncertainties and factors that could cause actual results to differ materially than those projected are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

      For additional information, visit the Company's home page on the Internet at http://www.agreerealty.com.

                            AGREE REALTY CORPORATION
           OPERATING RESULTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                   Three months ended         Six months ended
                                                             June 30,                 June 30,
                                                   ----------------------------------------------
                                                    2006         2005         2006         2005
                                                   -------      -------      -------      -------
REVENUE

   Minimum rents                                   $ 7,430      $ 6,983      $14,963      $14,035
   Percentage rent                                      13            6           27           25
   Operating cost reimbursements                       710          731        1,422        1,484
   Other income                                         14           17           28           17
                                                   -------      -------      -------      -------
        TOTAL REVENUE                                8,167        7,737       16,440       15,561
                                                   -------      -------      -------      -------
EXPENSES

   Real estate taxes                                   462          431          902          872
   Property operating expenses                         381          472          928        1,093
   Land lease payments                                 195          195          391          391
   General and administration                        1,022          834        2,073        1,754
   Depreciation and amortization                     1,203        1,155        2,406        2,294
   Interest expense                                  1,139          974        2,292        2,028

                                                   -------      -------      -------      -------
        TOTAL EXPENSES                               4,402        4,061        8,892        8,432
                                                   -------      -------      -------      -------
        INCOME BEFORE MINORITY INTEREST AND
          DISCONTINUED OPERATIONS                    3,765        3,676        7,548        7,130
   Minority interest expense                           303          297          599          588
                                                   -------      -------      -------      -------
        INCOME BEFORE DISCONTINUED OPERATIONS        3,462        3,379        6,949        6,543
                                                   -------      -------      -------      -------

   Income from discontinued operations                  --          140           --          278
                                                                             -------      -------
          NET INCOME                               $ 3,462      $ 3,519      $ 6,949      $ 6,820
                                                   -------      -------      -------      -------
NET INCOME - PER SHARE                             $   .45      $   .46      $   .89      $   .91
                                                   -------      -------      -------      -------

RECONCILIATION OF FUNDS FROM OPERATIONS TO
NET INCOME

   Net income                                      $ 3,462      $ 3,519      $ 6,949      $ 6,820
   Depreciation of real estate assets                1,178        1,175        2,355        2,336
   Amortization of leasing costs                        10           12           20           24
   Gain on sale of assets                               --           --           --           --
   Minority interest                                   303          309          599          613
                                                   -------      -------      -------      -------
          FUNDS FROM OPERATIONS                    $ 4,953      $ 5,015      $ 9,923      $ 9,793
                                                   -------      -------      -------      -------

         FUNDS FROM OPERATIONS - PER SHARE         $   .59      $   .60      $  1.18      $  1.20
                                                   -------      -------      -------      -------

WEIGHTED AVERAGE NUMBER OF SHARES AND OP
UNITS OUTSTANDING - DILUTIVE                         8,335        8,349        8,334        8,178
                                                   -------      -------      -------      -------

                            AGREE REALTY CORPORATION
                  CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)
                                   (UNAUDITED)

                                                                 JUNE 30,         DEC. 31
                                                                     2006            2005
                                                                ---------       ---------
ASSETS
   Land                                                         $  73,035       $  73,035
   Buildings                                                      184,802         185,032
   Accumulated depreciation                                       (45,966)        (43,772)
    Property under development                                      1,535             265
   Cash and cash equivalents                                          216           5,715
    Rents receivable                                                  275             731
    Deferred costs, net of amortization                             1,191           1,241
    Other Assets                                                    1,172           1,213
                                                                ---------       ---------

          TOTAL ASSETS                                          $ 216,260       $ 223,460
                                                                ---------       ---------


LIABILITIES AND STOCKHOLDERS' EQUITY

   Mortgages payable                                            $  49,527       $  50,722
   Notes payable                                                   12,300          17,500
   Deferred revenue                                                12,449          12,794
   Dividends and distributions payable                              4,097           4,089
   Other liabilities                                                1,643           1,749
                                                                ---------       ---------

          TOTAL LIABILITIES                                        80,016          86,854
                                                                ---------       ---------

          TOTAL MINORITY INTEREST                                   5,917           5,979
                                                                ---------       ---------

   Common stock                                                         1               1
   Additional paid-in capital                                     143,138         143,138
   Accumulated deficit                                            (10,421)         (9,717)
   Unearned compensation                                           (2,391)         (2,795)
                                                                ---------       ---------

          TOTAL STOCKHOLDERS' EQUITY                              130,327         130,627
                                                                ---------       ---------

                                                                $ 216,260       $ 223,460
                                                                ---------       ---------